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Exhibit 99.3

C O R R E C T I O N—Liberty Media Corporation/

        In the news release, "Liberty Media Corporation Announces Starz Entertainment to Host Conference Call," issued 17-Nov-2009 by Liberty Media Corporation over PR Newswire, we are advised by the company to disregard the seventh paragraph, which began: "In addition, the conference call will be broadcast...." This paragraph has been removed from the complete, corrected release, which follows:

Liberty Media Corporation Announces Starz Entertainment to Host Conference Call

        ENGLEWOOD, Colo., Nov. 17 /PRNewswire-FirstCall/—Liberty Media Corporation (Nasdaq: LMDIA, LMDIB) announced it will host a conference call in conjunction with Deutsche Bank, beginning at 12:00 pm (ET) on November 19, 2009. On that call, Starz Entertainment management will discuss Starz Entertainment operations. During the call, Liberty Media may make observations concerning its historical operating performance and outlook and may discuss the pending split-off of a majority of the assets and liabilities of the Entertainment Group and the related, proposed business combination with The DIRECTV Group, Inc., as well as the related redesignation of the Liberty Entertainment tracking stock as Liberty Starz tracking stock. The Series A and Series B Liberty Starz tracking stocks are currently trading on a when-issued basis under the symbols "LSTAV" and "LSTBV," respectively.

        The conference call will be available via teleconference, please dial in at least 10 minutes prior to the start of the call.

Domestic—(800) 309-8606

International—(706) 679-0645

Access Code—42317331

        Replays of the conference call can be accessed for one week by dialing (800) 642-1687 or (706) 645-9291 (outside USA) plus the pass code# 42317331.

Additional Information

        Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of LEI, any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the Merger Agreement with DIRECTV. The offer and sale of shares in the proposed Split-Off and the DTV Business Combination will only be made pursuant to the effective registration statements on file with the SEC. Liberty Media stockholders and other investors are urged to read the effective registration statements, including the definitive proxy statement/prospectuses contained therein, because they contain important information about these transactions. Copies of the effective registration statements and the definitive proxy statement/prospectuses are available free of charge at the SEC's website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

        The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty Media, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise are available in the definitive proxy materials filed with the SEC.

About Liberty Media Corporation

        Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA, LINTB), which includes Liberty's interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (Nasdaq: LMDIA, LMDIB), which includes Liberty's interests in The DIRECTV Group, Inc., Starz Entertainment, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (Nasdaq: LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc., Time Warner Cable, and Sprint Nextel Corporation.

CONTACT: Courtnee Ulrich, +1-720-875-5420, for Liberty Media Corporation

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C O R R E C T I O N—Liberty Media Corporation/